Exhibit 10.2

Execution Version

PLEDGE AND SECURITY AGREEMENT

Dated as of September 22, 2023

among

SUSTAINABLE OILS, INC.,
as SusOils,

GLOBAL CLEAN ENERGY HOLDINGS, INC.,
as SusOils Pledgor,

and

BKRF OCB, LLC,

as Secured Party or BKRF

i

Exhibits

Exhibit A	Patent Security Agreement

Schedules

Schedule I	Pledged Equity Interests; Pledged Debt
Schedule II	Instruments and Chattel Paper
Schedule III	Commercial Tort Claims
Schedule IV	Intellectual Property

ii

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of September 22, 2023 (this “Agreement”), among SUSTAINABLE OILS, INC., a Delaware corporation (“SusOils”), GLOBAL CLEAN ENERGY HOLDINGS, INC., a Delaware corporation (“SusOils Pledgor” and, collectively with SusOils, the “Grantors”), and BKRF OCB, LLC (“BKRF” or the “Secured Party”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Secured Promissory Note, dated as of date hereof, by and among BKRF and SusOils, BKRF has agreed to make extension of credit to Susoils subject to the terms set forth therein (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Note");

WHEREAS, as consideration for the extensions of credit contemplated in the prior recital (and as consideration for any future extension of credit made under the Note, if any), BKRF is requiring SusOils and SusOils Pledgor, as the direct owner of all the equity interests in SusOils, to provide the grants of security interests contemplated herein, with such Liens being released once the Discharge of Secured Obligations occurs;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

ARTICLE I
DEFINITIONS

Section 1.01     Defined Terms.  Each capitalized term used and not otherwise defined herein (including the introductory paragraph and recitals) shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Note, and if not defined therein, the Credit Agreement.  In addition to the terms defined in the Note and the Credit Agreement, the following terms shall have the meanings specified below:

“Agreement” shall have the meaning given to such term in the introductory paragraph of this agreement.

“Assigned Agreements” shall mean all agreements, contracts and documents (including, without limitation, any agreements, contracts or documents pursuant to which SusOils receives royalty and license fees), to which SusOils is a party (including all exhibits and schedules thereto), as each such agreement, contract and document may be amended, amended and restated supplemented or otherwise modified and in effect from time to time, including (i) all rights of SusOils to receive moneys due and to become due under or pursuant to the applicable Assigned Agreements, (ii) all rights of SusOils to receive proceeds of any insurance, bond, indemnity, warranty, letter of credit or guaranty with respect to the applicable Assigned Agreements, (iii) all claims of SusOils for damages arising out of or for breach of or default under the applicable Assigned Agreements and (iv) all rights of SusOils to terminate, amend, supplement, modify or waive performance under the applicable Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder.

“Collateral” shall have the meaning given to such term in Section 3.01(a).

“Copyright Licenses” shall mean any written agreement naming SusOils as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Credit Agreement” shall mean that certain Credit Agreement, dated as of May 4, 2020, among Secured Party, BKRF OCP, LLC, a limited liability company organized and existing under the laws of Delaware, Bakersfield Renewable Fuels, LLC, a limited liability company organized and existing under the laws of Delaware, the banks and other financial institutions and entities from time to time party thereto as lenders, Orion Energy Partners TP Agent, LLC, as administrative agent and  Orion Energy Partners TP Agent, LLC, as collateral agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Deposit Account” shall have the meaning as defined in the UCC of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Discharge of Secured Obligations” shall mean (a) payment in full in cash of (i) the outstanding principal amount of the Note, (ii) interest (including, without limitation, interest accruing at the then applicable rate provided in the Note after maturity of the Note or other relevant secured obligations and interest accruing after the filing of any Bankruptcy) and (iii) premium, if any, on all Indebtedness outstanding under the Note  and (b) payment in full in cash of all other Secured Obligations that are then due and payable or otherwise accrued, and full and final payment and discharge of all other outstanding Secured Obligations, whether or not then due and payable (other than any inchoate indemnity obligations that expressly survive the termination of the underlying Secured Obligation Documents).

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“Excluded Assets” shall mean (a) any property to the extent that a grant of a security interest in such property is prohibited by any Legal Requirements of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Legal Requirements or is prohibited by, or constitutes a breach or default under or results in the termination of, or grants any Person (other than any Grantor) the right to terminate its obligations thereunder, or constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein, or requires any consent not obtained under, any lease, contract, Permit, license, agreement, instrument or other document  evidencing or giving rise to such property, except to the extent that such Legal Requirements or the term in such lease, contract, Permit, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (including, without limitation, pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC); provided that (i) any such property shall constitute an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the Lien of this Agreement immediately and automatically, at such time as such consequence shall no longer exist and (ii) the foregoing exclusion shall not apply in respect of any Patent Licenses; (b) any Equipment (as such term is defined in the UCC) owned by SusOils that is subject to a purchase money Lien or a capital lease, to the extent that such equipment is acquired or refinanced with the proceeds of such purchase money obligations and the contract or other agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person other than SusOils as a condition to the creation of any other Lien on such equipment; (c) the Non-Delivered Instruments and any distribution which SusOils in turn distributes to SusOils Pledgor or any other person; (d) any real property interests which are acquired by SusOils after the date hereof; (e) all motor vehicles, vessels, aircraft, rolling stock and other assets subject to certificate-of-title statute; (f) letter of credit rights with an aggregate value not in excess of $1,000,000; and (g) all property with respect to which SusOils and the Secured Party reasonably agree that the costs of obtaining security interests therein are excessive in relation to the value of the security to be afforded thereby.

“Exxon” means ExxonMobil Renewables LLC, a Delaware limited liability company.

“Exxon Warrant” means that certain Warrant Certificate No. SUSO-001 providing for the purchase by Exxon of up to 19,701,493 shares of SusOils’ common stock at an aggregate exercise price of $1,000,000, as amended by that certain Omnibus Amendment to Warrant Agreements, dated as of August 5, 2022, by and among SusOils Pledgor, SusOils and Exxon, as in effect as of the date hereof without giving effect to any amendments or modifications thereto.

“Financing Statements” shall mean all financing statements, continuation statements, recordings, filings or other instruments of registration necessary or appropriate to perfect a Lien by filing in any appropriate filing or recording office in accordance with the UCC or any other relevant applicable law.

“Fundamental Event of Default” shall mean any Event of Default (as defined in the Note) under (i) Sections 3.1(a), (b) and (c) of the Note or (ii) Section 3.1(c) of the Note solely to the extent the underlying Event of Default (as defined in the Credit Agreement) triggering an event of default under Section 3.1(c) of the Note is an Event of Default (as defined in the Credit Agreement) under Section 7.01(a), 7.01(b), 7.01(f) or 7.01(r) of the Credit Agreement.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“Holdings” shall have the meaning given to such term in the recitals of this Agreement.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, and the Investment Accounts; and (iii) whether or not constituting “investment property” as so defined, (x) all promissory notes issued to or held by any Grantors and (y) all Capital Stock owned by any Grantors, (together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantors while this Agreement is in effect).

“Material Adverse Effect” shall have the meaning given to such term in the Credit Agreement.

“Non-Delivered Instruments” shall have the meaning given to such term in Section 2.04.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patent Security Agreement” shall mean the Patent Security Agreement substantially in the form of Exhibit A.

“Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Permitted SusOils Liens” shall mean (a) Liens securing the Obligations (as defined in the Credit Agreement), (b) Liens securing obligations of SusOils under any working capital facility securing Indebtedness not to exceed $50,000,000 at any time outstanding, (c) any other Liens granted on Collateral (other than the Pledged Equity Interests) thereof in connection with obligations of SusOils not to exceed $10,000,000 at any time outstanding and (d) other Liens of SusOils which the Secured Party shall consent to (such consent not to be unreasonably withheld, conditioned or delayed).

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“Pledged Debt” means all indebtedness for borrowed money owed to SusOils, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule I under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” means all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests.

“Pledged LLC Interests” means with respect to SusOils, all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Schedule I under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time), in each case, together with the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

“Pledged Partnership Interests” means with respect to SusOils, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule I under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” means (a) with respect to SusOils, all shares of capital stock owned by SusOils, including, without limitation, all shares of capital stock described on Schedule I under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time) and (b) with respect to SusOils Pledgor, all shares of capital stock described on Schedule I under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), in each case, together with the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

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“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property and any other Collateral, collections thereon or distributions or payments with respect thereto, and whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Project” shall have the meaning given to such term in the recitals of this Agreement.

“Receivable” shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Obligation Documents” shall mean, collectively (without duplication), the Note and any other agreement, document or instrument providing for or evidencing Secured Obligations.

“Secured Obligations” shall mean all advances to, and debts (including accrued interest, interest accruing after the maturity of the Note and interest accruing after the filing of any Bankruptcy), liabilities, obligations, covenants and duties of, SusOils arising under the Note, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against SusOils of any proceeding under any debtor relief law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SusOils” shall have the meaning given to such term in the introductory paragraph of this Agreement.

“SusOils Pledgor” shall have the meaning given to such term in the introductory paragraph of this Agreement.

“Taxes” shall have the meaning given to such term in the Credit Agreement.

“Trademarks” shall mean (i) all trademarks, trade names, domain names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (ii) the right to obtain all renewals thereof.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

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“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, at any time, if by reason of mandatory provisions of law, any or all of the perfection, effect of perfection or priority of the Secured Party’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Section 1.02     Rules of Interpretation.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the rules of interpretation set forth in Section 1.02 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.

Section 1.03     UCC Definitions. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires, including the following terms: Accounts, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Electronic Chattel Paper, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Promissory Note, Securities Account, Security, Security Entitlement and Supporting Obligations.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Secured Party, as of the date hereof, as follows, which representations and warranties shall survive the execution and delivery of this Agreement:

Section 2.01     Inventory and Equipment. To the actual knowledge of SusOils, all existing Inventory and Equipment individually having a fair market value in excess of $1,000,000 (other than Inventory and Equipment in transit or in the possession of third parties in the ordinary course of business) is located at SusOils’ address set forth below or at the Project.

4401 Innovation Street

Great Falls, MT 59404

Section 2.02     Location; Records. (a) The place of business or, if there is more than one place of business, the chief executive office of each Grantor is located at such Grantor’s address as set forth below, and, to the actual knowledge of each Grantor, no Grantor has any books and records concerning the Collateral at any location other than (i) at such address, (ii) at the Project or (iii) in the case of SusOils, at 4401 Innovation Street, Great Falls, MT 59404.

2790 Skypark Drive, Suite 105

Torrance, CA 90505

(b) Each Grantor is duly organized as a Delaware corporation and is not organized under the laws of any other jurisdiction.

Section 2.03     Collateral Identification, Special Collateral. All Pledged Equity Interests owned by the Grantors are listed on Schedule I hereto.

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Section 2.04         Certificated Securities and Instruments; Receivables. Each Grantor has delivered to the Secured Party, on the date hereof, without exception, except to the extent delivered to the Collateral Agent or required to be delivered to the Collateral Agent (and so delivered), the following Collateral held by such Grantor on the date hereof (a) Collateral that is represented by Certificated Securities, (b) Collateral that consists of Instruments or Chattel Paper (other than Instruments and Chattel Paper deposited or to be deposited for collection and other Instruments and Chattel Paper in a face amount of $1,000,000 or less (collectively, “Non-Delivered Instruments”)), including any Receivable that is evidenced by any Instrument or Chattel Paper. None of the obligors on any Receivables with a value in excess of $1,000,000 is a Governmental Authority except as notified in writing to the Secured Party. All Collateral consisting of Instruments, Chattel Paper (other than Non-Delivered Instruments) and owned by any Grantor, to the actual knowledge of the Grantors, is listed on Schedule II hereto.

Section 2.05         Changes in Circumstances. No Grantor has, within the period of one year prior to the date hereof, (i) changed its jurisdiction of formation, (ii) changed its name or (iii) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC).

Section 2.06         Pledged Equity Interests, Investment Property.

(a)          Each Grantor is the record and beneficial owner of the applicable Pledged Equity Interests free of all Liens, rights or claims of other Persons (other than Permitted SusOils Liens contemplated by clause (a) of the definition thereof) and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests except as contemplated by the Exxon Warrant.

(b)          No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status (subject only to the Lien of the Collateral Agent) of the security interest of the Secured Party in any Pledged Equity Interests or the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained or cannot be obtained after such exercise of such commercially reasonable efforts.

(c)          All of the Securities that are pledged by such Grantor hereunder constitute a “security” under Section 8-102 of the UCC and a Certificated Security. Each such Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the date hereof to the Secured Party (or the Collateral Agent) together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Secured Party.

Section 2.07         Intellectual Property. Except to the extent listed in Schedule IV, to the Grantors’ knowledge, SusOils does not own any material Copyrights, Patents or Trademarks in its own name.

Section 2.08         Commercial Tort Claims. Except to the extent listed in Schedule III, SusOils does not have any rights in any Commercial Tort Claim with potential value in excess of $1,000,000.

ARTICLE III
COLLATERAL

Section 3.01         Grants of Security Interests in Collateral

  (a)          SusOils hereby assigns and transfers to the Secured Party, and hereby grants to the Secured Party, a security interest in, all of the following property now owned or at any time hereafter acquired by it or in which it now has or at any time in the future may acquire any right, title or interest (collectively, the “SusOils Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations:

(i)          all Accounts;

(ii)         all As-Extracted Collateral;

(iii)        all Assigned Agreements;

(iv)        all Chattel Paper (whether Tangible or Electronic);

(v)          all Deposit Accounts;

(vi)        all Documents;

(vii)       all Equipment;

(viii)      all Fixtures;

(ix)         all General Intangibles;

(x)          all Goods not covered by the other clauses of this Article III;

(xi)         all Instruments, including all Promissory Notes;

(xii)        all Intellectual Property;

(xiii)       all Inventory;

(xiv)      all Investment Property not covered by other clauses of this Article III, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto;

(xv)       all Letter-of-Credit Rights;

(xvi)      all Permits now or hereafter held in the name, or for the benefit of, any Grantors;

(xvii)     all Pledged Debt;

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(xviii)    all Pledged Equity Interests;

(xix)       all Commercial Tort Claims listed on Schedule III;

(xx)        all books and records pertaining to the SusOils Collateral;

(xxi)       to the extent not otherwise included above, all other personal property relating to any of the foregoing (other than any Excluded Asset and any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above); and

(xxii)      to the extent not otherwise included above, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that in no event shall the SusOils Collateral include any Excluded Assets.

   (b)          SusOils Pledgor hereby assigns and transfers to, and hereby grants to the Secured Party, a security interest in, all of the following property now owned or at any time hereafter acquired by it or in which it now has or at any time in the future may acquire any right, title or interest (collectively, the “SusOils Pledgor Collateral” and, together with the SusOils Collateral, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations:

(i)          all Pledged Stock;

(ii)         all books and records pertaining to the SusOils Pledgor Collateral; and

(iii)         to the extent not otherwise included above, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that in no event shall the SusOils Pledgor Collateral include (x) any Excluded Assets or (y) any capital stock or other equity interests in SusOils which will be used to satisfy the Exxon Warrant (if exercised).

(c)          Certain Limitations. Notwithstanding any of the other provisions set forth in this Article III or any other Secured Obligation Document to the contrary, this Agreement shall not, at any time, constitute a grant of a Lien on any property that is, at such time, an Excluded Asset. Each Grantor and the Secured Party hereby acknowledge and agree that the Liens created hereby in the Collateral are not, in and of themselves, to be construed as a grant of a fee interest (as opposed to a Lien) in any Intellectual Property. Except as expressly provided herein, no Grantor shall be required to take any action intended to cause any Excluded Assets to constitute Collateral, and none of the covenants or representations and warranties herein shall be deemed to apply to any property constituting Excluded Assets.

(d)          Security for Secured Obligations. This Agreement, and the Liens granted and created herein in the Collateral, secure the payment and the performance of all Secured Obligations now or hereafter in effect, whether direct or indirect, absolute or contingent, and including all amounts that constitute part of the Secured Obligations and would be owed by any Grantor but for the fact that they are unenforceable or not allowed due to a pending Bankruptcy.

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Section 3.02         Performance of Obligations.

(a)          Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Secured Party, (ii) SusOils shall remain liable under each of the contracts and agreements included in the Collateral, including the Assigned Agreements, to perform all of the obligations undertaken by SusOils thereunder all in accordance with and pursuant to the terms and provisions thereof and the Secured Party shall not have any obligation or liability under any of such contracts and agreements by reason of or arising out of this Agreement or any other document related hereto nor the Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any contract or agreement included in the Collateral, including the Assigned Agreements, and (iii) the exercise by the Secured Party of any of its rights hereunder shall not release SusOils from any of its duties or obligations under the contracts and agreements included in the Collateral, including, with respect to SusOils, the Assigned Agreements.

(b)          Notwithstanding anything herein to the contrary, the exercise by the Secured Party (or any of their respective directors, officers, employees, affiliates or agents) of any of their rights, remedies or powers hereunder shall not release any Grantor from any of its duties or obligations hereunder.

Section 3.03         Pledged Equity Interests, Investment Property.

(a)          Except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Property constituting Collateral, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Property constituting Collateral, then (i) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (ii) such Grantor shall immediately take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, Control of the Secured Party over such Investment Property constituting Collateral (including, without limitation, delivery thereof to the Secured Party) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Secured Party and shall segregate such dividends, distributions, securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Fundamental Event of Default shall have occurred and be continuing, the Secured Party authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest.

(b)          Voting.

(i)          So long as no Fundamental Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Property constituting Collateral in this Agreement or elsewhere herein or in the Secured Obligation Documents, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Property constituting Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Secured Obligation Documents; and

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(ii)         Upon the occurrence and during the continuation of a Fundamental Event of Default and subject to the terms of the Note and after notice thereof from the Secured Party to the Grantors of the Secured Party’s intent to exercise its rights under this Section 3.03(b) (it being acknowledged and agreed that the Secured Party shall not be required to deliver any such notice if the Grantors are the subject of a Bankruptcy):

A.           all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

B.           in order to permit the Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request and (2) each Grantor acknowledges that the Secured Party may utilize the power of attorney set forth in Section 4.14; and

C.           except as expressly permitted by the Secured Obligation Documents, without the prior written consent of the Secured Party, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in Collateral in which such new debtor has or acquires rights; (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder; and (iii) such Grantor promptly complies with the delivery and Control requirements of Article IV hereof.

(c)          Distributions. To the extent that distributions paid in respect of the Pledged Equity Interests are made in accordance with the last sentence of Section 3.03(a), the further distribution or payment of such monies shall not give rise to any claims or causes of action on the part of the Secured Party against the applicable Grantor seeking the return or disgorgement of any such distributions or other payments unless the distributions or payments involve or result from the fraud, gross negligence or willful misconduct of such Grantor.

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ARTICLE IV
CERTAIN ASSURANCES; REMEDIES

In furtherance of the grant of the Liens on the Collateral pursuant to Section 3.01, each Grantor agrees with the Secured Party as follows:

Section 4.01         Delivery and Other Perfection Activities.

(a)          SusOils shall deliver to the Secured Party any and all Instruments and Chattel Paper, and Certificated Securities (in each case, having a fair market value in excess of $1,000,000) to the extent not already delivered to the Collateral Agent or required to be delivered to the Collateral Agent (and so delivered) under the Financing Documents, endorsed and/or accompanied by instruments of assignment and transfer in such form and substance as the Secured Party may reasonably request; provided that so long as no Fundamental Event of Default shall have occurred and be continuing and subject to the terms of the Note, the Secured Party shall, promptly upon request of any Grantor, make appropriate arrangements for making any Instrument or Chattel Paper pledged by such Grantor and held by the Secured Party available to the such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Secured Party, against trust receipt or like document);

(b)          subject to the Lien of the Collateral Agent, each Grantor shall maintain the Liens created by this Agreement as a perfected security interest and, at the sole cost and expense of the Grantors, (i) give, execute, deliver, file and/or record any Financing Statement (x) to create, preserve, perfect or validate and maintain the Liens granted pursuant hereto or (y) to enable the Secured Party to exercise and enforce its rights hereunder with respect to such Liens; provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (d), and (ii) in the case of Deposit Accounts of SusOils (excluding (i) Deposit Accounts established in connection with working capital facilities of SusOils, (ii) Deposit Accounts utilized to fund payroll, payroll taxes, healthcare, employee benefits or tax obligations of SusOils and (iii) Deposit Accounts which do not have a balance in excess of $5 million per Deposit Account and $30 million in the aggregate over all such Deposit Accounts in this clause (iii)), within thirty (30) days after exceeding any such Deposit Account not fitting within one of the baskets in the foregoing parenthetical, execute one or more Control Agreements for one or more of SusOils’ Deposit Accounts such that the aggregate value in SusOils’ Deposit Accounts not subject to a Control Agreement no longer exceeds the baskets set forth in the foregoing parenthetical;

(c)          [Reserved];

(d)          SusOils shall upon request of the Secured Party (upon the occurrence and during the continuation of any Fundamental Event of Default), promptly notify (and each Grantor hereby authorizes the Secured Party so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Secured Party hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Secured Party, with a copy of such notice to the Grantors;

(e)          each Grantor shall upon request of the Secured Party upon the occurrence and during the continuation of any Fundamental Event of Default, furnish to the Secured Party from time to time statements and schedules further identifying and describing the assets and properties of any Grantor and such other reports in connection therewith that the Secured Party may reasonably request, all in reasonable detail, with respect to the Collateral; and

(f)          each Grantor shall at all times cause the Pledged Equity Interests owned by each Grantor to be Certificated Securities and to be delivered to the Secured Party or to the extent already delivered to the Collateral Agent or required to be delivered to the Collateral Agent under the Financing Documents, the Collateral Agent.

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Section 4.02         Intellectual Property.

(a)          Whenever SusOils, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, and the loss of such Intellectual Property could reasonably be expected to have a Material Adverse Effect, SusOils shall report such filing to the Secured Party within thirty Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Secured Party, SusOils shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Secured Party may request to evidence the Secured Party’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of SusOils relating thereto or represented thereby.

(b)          SusOils shall execute a Patent Security Agreement with respect to the Patents included in the Collateral as of the date hereof, as well as any after-acquired Patents, in substantially the form of Exhibit A, in order to record the security interest granted herein to the Secured Party for the benefit of the Secured Party with the United States Patent and Trademark Office, and SusOils shall promptly (and in any event within fifteen (15) days upon receipt of the request from the Secured Party) execute and deliver, and have recorded, any and all other agreements, instruments, documents, and papers as the Secured Party may reasonably request to evidence the Secured Party's security interest in any such Patents with any other applicable offices, agencies, or Governmental Authorities.

Section 4.03         Commercial Tort Claims. If SusOils shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $1,000,000, SusOils shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Secured Party granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

Section 4.04         Other Financing Statements and Liens. Except for Permitted SusOils Liens, without the prior written consent of the Secured Party, no Grantor shall file or authorize to be filed in any jurisdiction, any effective Financing Statement or like instrument with respect to the Collateral in which the Secured Party is not named as the sole secured party.

Section 4.05         Preservation of Rights. The Secured Party shall not be required to take any steps to preserve any rights against prior parties to any of the Collateral.

Section 4.06         Special Provisions Relating to Certain Collateral.

(a)          Adverse Claims. Each Grantor shall defend, all at its own cost and expense, such Grantor’s title and the existence and perfection of the Secured Party’s security interests in the Collateral against all adverse claims.

(b)          Assigned Agreements.

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(i)          Upon the request of the Secured Party at any time after the occurrence and the continuance of a Fundamental Event of Default and subject to the terms of the Credit Agreement, SusOils shall notify the parties to any Assigned Agreement that such Assigned Agreement has been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party.

(ii)         In the event of a default by SusOils in the performance of any of its obligations under any Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under any such Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable another party of such Assigned Agreement to terminate or suspend its performance under such Assigned Agreement, the Secured Party, with prior written notice to SusOils (it being acknowledged and agreed that the Secured Party shall not be required to deliver any such notice if SusOils is the subject of a Bankruptcy or if the delivery of such notice is otherwise prohibited by applicable law), cause the performance of such obligations, and the reasonable and documented out-of-pocket fees, costs and expenses (including reasonable and documented fees and expenses of external counsel) of the Secured Party incurred in connection therewith shall be payable by or on behalf of SusOils.

(c)          Intellectual Property.

(i)          For the purpose of enabling the Secured Party to exercise rights and remedies under Section 4.09 at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies (for the avoidance of doubt, only during the continuation of a Fundamental Event of Default and subject to the terms of the Note), and for no other purpose, SusOils hereby grant to the Secured Party, to the extent assignable, an irrevocable, non-exclusive world-wide license (exercisable without payment of royalty or other compensation to SusOils) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by SusOils, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(ii)         Notwithstanding anything herein to the contrary, but subject to the provisions of this Agreement that limit the rights of SusOils to dispose of its property, so long as no instruction by an act of the Secured Party has been delivered in connection with a Fundamental Event of Default that has occurred and is continuing in accordance with the Note, SusOils will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of SusOils. In furtherance of the foregoing, so long as no instruction by an act of the Secured Party has been delivered in connection with a Fundamental Event of Default that has occurred and is continuing in accordance with this Agreement, the Secured Party shall from time to time, upon the request and at the sole cost and expense of SusOils, execute and deliver any instruments, certificates or other documents, in the form so requested, that SusOils shall have certified are appropriate (in its judgment) to allow them to take any action permitted above. Further, upon the release of the Secured Party’s Liens on the Collateral pursuant to Section 4.16, the Secured Party shall transfer to SusOils the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 4.09 by the Secured Party shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by SusOils in accordance with the first sentence of this clause (ii).

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(iii)        Upon the occurrence and during the continuance of a Fundamental Event of Default and subject to the terms of the Note, SusOils shall, upon the request of the Secured Party, deliver to the Secured Party an updated Schedule V listing all then existing Intellectual Property and take such other action as the Secured Party shall deem necessary to perfect the Liens created hereunder in all such Collateral.

Section 4.07         Custody and Preservation.

(a)          Subject to applicable law, the Secured Party’s obligation to use reasonable care in the custody and preservation of the Collateral shall be satisfied if it uses the same care as it uses in the custody and preservation of its own property. Beyond the exercise of reasonable care in the custody thereof, the Secured Party shall have no duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Secured Party shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

(b)          The Secured Party shall not be responsible for (i) the existence, genuineness or value of any of the Collateral, (ii) the validity, perfection or enforceability of the Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Secured Party, (iii) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iv) the validity of the title of the Grantors to the Collateral, (v) insuring the Collateral, (vi) the payment of taxes, charges, assessments or Liens upon the Collateral or (vii) any other maintenance of the Collateral.

Section 4.08         Rights to Preserve and Protect. After the occurrence and during the continuation of a Fundamental Event of Default and subject to the terms of the Note, the Secured Party may, but shall not be obligated to, pay or secure payment of any overdue Tax (as defined in the Credit Agreement) or other claim that may be secured by or result in a Lien on any Collateral. After the occurrence and during the continuation of a Fundamental Event of Default and subject to the terms of the Note, the Secured Party may, but shall not be obligated to, do or cause to be done any other thing that is necessary or desirable to preserve, protect or maintain the Collateral. The Grantors shall promptly reimburse the Secured Party or any other Secured Party for any reasonable and documented out-of-pocket payment or expense (including reasonable and documented fees and expenses of external counsel) that the Secured Party or such other Secured Party may incur pursuant to this Section 4.08.

Section 4.09         Remedies Generally.

(a)          Upon the occurrence and during the continuation of a Fundamental Event of Default:

(i)          each Grantor shall, at the request of the Secured Party, assemble movable Collateral owned by it (and not otherwise in the possession of the Collateral Agent or the Secured Party), if any, at such place or places, reasonably convenient to both the Secured Party and the applicable Grantor, designated in such request;

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(ii)         the Secured Party may (but shall not be obligated to), without notice to any Grantor (except as required by applicable law) and at such times as the Secured Party in its sole judgment may determine, exercise any or all of any Grantor’s rights in, to and under, or in any way connected to, the Collateral (including the performance of SusOils’ obligations, and the exercise of SusOils’ rights and remedies, under the Assigned Agreements), and the Secured Party shall otherwise have and may (but shall not be obligated to) exercise all of the rights, powers, privileges and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights, powers, privileges and remedies are asserted) and such additional rights, powers, privileges and remedies to which a secured party is entitled under the laws or equity in effect in any jurisdiction where any rights, powers, privileges and remedies hereunder may be asserted, including the right, to the maximum extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner thereof (and the Grantors agree to take all such action as may be appropriate to give effect to such right);

(iii)        the Secured Party may (but shall not be obligated to) make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may (but shall not be obligated to) extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of all or any part of the Collateral;

(iv)        the Secured Party may (but shall not be obligated to), in its name or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral;

(v)         the Secured Party may (but shall not be obligated to) sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Secured Party deems reasonable, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived). If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Secured Party or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the maximum extent permitted by applicable law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantors, any such demand, notice and right or equity being hereby expressly waived and released to the maximum extent permitted by applicable law. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

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(vi)        the Secured Party may (but shall not be obligated to), to the full extent provided by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve and replace the Collateral or any part thereof, and manage and operate the same, and receive and collect all income, receipts, royalties, revenues, issues and profits therefrom (it being agreed that each Grantor irrevocably consents and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, it shall immediately deliver possession of such Collateral to such receiver).

(b)          The proceeds of each collection, sale or other disposition under this Agreement shall be applied in accordance with Section 4.13.

(c)          Subject to the terms of the Note, each Grantor recognizes that, if a Fundamental Event of Default shall have occurred and be continuing, the Secured Party may elect to sell all or any part of the Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including a public offering made pursuant to a registration statement under the Securities Act) and the Grantors and the Secured Party agree that such private sales shall be made in a commercially reasonable manner and that the Secured Party has no obligation to engage in public sales and no obligation to delay sale of any Collateral to permit the issuer thereof to register the Collateral for a form of public sale requiring registration under the Securities Act. If the Secured Party exercises its right to sell any or all of the Collateral, upon written request, the applicable Grantor shall, from time to time, furnish to the Secured Party all such information as is necessary in order to determine the Collateral and any other instruments included in the Collateral which may be sold by the Secured Party as exempt transactions under the Securities Act and rules of the United States Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d)          The Secured Party shall within a reasonable period of time thereafter give the Grantors notice of any action taken under this Section 4.09; provided, however, that (i) failure to give such notice shall have no effect on the rights of the Secured Party hereunder and (ii) the Secured Party shall not be required to deliver any such notice if any Grantor is the subject of a Bankruptcy or if the delivery of such notice is otherwise prohibited by applicable law.

Section 4.10         [Reserved].

Section 4.11         Change of Name or Location. Without prior written notice to the Secured Party, no Grantor shall change its organizational name from the name shown on the signature pages hereto or its jurisdiction of formation from the State of Delaware. No Grantor shall effect any such name change or change in jurisdiction of organization until all necessary steps have been taken to maintain the perfection and priority of the Liens granted herein.

Section 4.12         Private Sale. The Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.09 conducted in a commercially reasonable manner. Subject to and without limitation of the preceding sentence, each Grantor hereby waives, to the maximum extent permitted under applicable law, any claims against the Secured Party or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale to an unrelated third party was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

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Section 4.13         Application of Proceeds.

(a)          Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Secured Party under this Article IV with respect to the Collateral, shall be held by the Secured Party as Collateral hereunder and shall be applied by the Secured Party to the Secured Obligations in accordance with the terms of the Credit Agreement.

(b)          [Reserved].

(c)          Purchase of Collateral. The Secured Party or any other Secured Party may be a purchaser of the Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Secured Party may apply the purchase price to the payment of the applicable Secured Obligations. Any purchaser of all or any part of the Collateral shall, upon any such purchase, acquire good title to the Collateral so purchased, free of the Liens created by this Agreement.

Section 4.14         Attorney-in-Fact.

(a)          Without limiting any rights or powers granted by this Agreement to the Secured Party, the Grantors hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantors and in the name of the Grantors or in its own name, at the Grantor’s sole cost and expense, for the purpose of carrying out the provisions of this Agreement upon the occurrence and during the continuation of a Fundamental Event of Default, or otherwise as contemplated by Section 4.06 and Section 5.01, to (a) take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the terms of this Agreement (including taking actions under any Consent to Assignment), (b) preserve the validity and perfection of the Liens granted by this Agreement and (c) exercise its rights, remedies, powers and privileges under this Agreement (including taking actions under any Consent to Assignment). This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Grantors hereby give the Secured Party the power and right, on behalf of the Grantors, without notice to or assent by the Grantors, upon the occurrence and during the continuation of a Fundamental Event of Default (or as otherwise provided in Section 4.06 or Section 5.01), to:

(i)          ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral,

(ii)         in the name of any Grantor or its own name or otherwise, take possession of, receive and indorse and collect any check, Account, Chattel Paper, draft, note, acceptance or other Instrument for the payment of moneys due under any Account or general intangible, in each case with respect to any Collateral,

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(iii)        file any claims or take any other action that the Secured Party may deem necessary or advisable for the collection of all or any part of the Collateral,

(iv)        execute, in connection with any sale or disposition of the Collateral under this Agreement, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral,

(v)         in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Secured Party may request to evidence the Secured Party’s security interest in such Intellectual Property and the goodwill and general intangibles of any Grantor relating thereto or represented thereby,

(vi)        pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral (other than a Lien of the type referenced in clause (a)(i) of the definition of Permitted Lien), effect any repair or pay or discharge any insurance called for by the terms of this Agreement or the other Secured Obligation Documents (including all or any part of the premiums therefor and the costs thereof),

(vii)       direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct,

(viii)      sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice or other document in connection with any Collateral,

(ix)         commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral,

(x)          defend any suit, action or proceeding brought against any Grantor with respect to any Collateral,

(xi)         settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate,

(xii)        assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) constituting Collateral throughout the world for such term or terms, on such conditions and in such manner as the Secured Party shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment,

(xiii)       cure any default by SusOils under any Assigned Agreement, and

(xiv)      generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party’s option and the expense of the Grantors, at any time, or from time to time, all acts and things that the Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s Liens thereon and to effect the terms of this Agreement, all as fully and effectively as any Grantor might do.

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(b)          Each Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. Upon the occurrence and during the continuation of a Fundamental Event of Default (or as otherwise provided in Section 4.06 or Section 5.01), the Grantors hereby acknowledge and agree that the Secured Party shall have no fiduciary duties to the Grantors in acting pursuant to this power of attorney and the Grantors hereby waive any claims or rights of a beneficiary of a fiduciary relationship hereunder.

Section 4.15         Perfection. Each Grantor authorizes the Secured Party to file (but the Secured Party shall not be so obligated to file) such Financing Statements in such offices as are or shall be necessary or as the Secured Party may determine to be appropriate to create and perfect the Liens granted by this Agreement in any and all of the Collateral, to preserve the validity or perfection of the Liens granted by this Agreement in any and all of the Collateral or to enable the Secured Party to exercise its remedies, rights, powers and privileges under this Agreement. Such Financing Statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes the Collateral in any other manner as the Secured Party may determine is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral granted to the Secured Party hereunder, including, with respect to SusOils, describing such property as “all assets whether now owned or hereafter acquired”, “all assets of the Debtor” or “all personal property whether now owned or hereafter acquired”. Copies of any such Financing Statement or amendment thereto shall promptly be delivered to the Grantors.

Section 4.16         Dispositions; Release of Liens.

(a)          (i) SusOils Pledgor shall not dispose of any SusOils Pledgor Collateral (other than distributions and payments in respect of the Pledged Equity Interests as contemplated by Section 3.03) without the prior written consent of the Secured Party, and (ii) SusOils shall not dispose of any assets in respect of which the Secured Party has Liens under this Agreement (other than distributions and payments in respect of the Pledged Equity Interests as contemplated by Section 3.03) without the prior written consent of the Secured Party; provided that SusOils may (i) sell Inventory, Equipment and other Goods in the ordinary course of business, (ii) make dispositions of worn out or defective equipment, or other equipment no longer used or useful in the conduct of such SusOil’s business, (iii) make dispositions resulting from any taking or condemnation of any property of SusOils by any Governmental Authority, or any assets subject to a casualty, (iv) make dispositions of cash or Cash Equivalents in the ordinary course of business, (v) to the extent constituting a disposition of assets, the unwinding of any Hedge Agreement of SusOils and (vi) make other dispositions not to exceed $30,000,000 in the aggregate, in each case without the prior written consent of the Secured Party; and provided further that, notwithstanding the foregoing, SusOils shall not dispose of any Intellectual Property constituting Collateral without the prior written consent of the Secured Party (and for the avoidance of doubt, the license or sublicense of Intellectual Property (x) with any Affiliate who utilizes such license or sublicense for commercialization and technology development outside of the United States and which license or sublicense does not materially detract from the value of such Intellectual Property or (y) for fair market value with any un-Affiliated third party, in each case, shall not be considered a disposition).

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(b)          Upon the release of all of the Secured Party’s Liens on all of the Collateral pursuant to Section 5.19, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Grantors shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to the Grantors, and the Secured Party shall (at the written request and sole cost and expense of the Grantors) promptly cause to be transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Grantors and to be released and cancelled all licenses and rights referred to in Section 4.06 and take any and all such actions as set forth in Section 5.19.

ARTICLE V
MISCELLANEOUS

Section 5.01         Secured Party’s Right to Perform on any Grantor’s Behalf. If any Grantor shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under this Agreement, the Secured Party may (but shall not be obligated to), upon reasonable notice to the Grantors, cause such terms, conditions, covenants and agreements to be done or performed or observed by experts, agents or attorneys, with reasonable care at the sole cost and expense of the Grantors, either in the Secured Party’s name or in the name and on behalf of the Grantors, and the Grantors hereby authorize the Secured Party so to do.

Section 5.02         Waivers of Rights Inhibiting Enforcement. Each Grantor hereby waives, to the maximum extent permitted by applicable law:

(a)          any claim that, as to any part of the Collateral, a public sale is, in and of itself, not a commercially reasonable method of sale for the Collateral;

(b)          the right to assert in any action or proceeding between it and the Secured Party any offsets or counterclaims that it may have;

(c)          except as otherwise provided in this Agreement, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE SECURED PARTY’S TAKING POSSESSION OF, OR DISPOSITION OF, ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT ANY GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE SECURED PARTY’S RIGHTS HEREUNDER;

(d)          all rights of redemption, appraisement, valuation, stay and extension or moratorium; and

(e)          all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies of the Secured Party under this Agreement or the absolute sale of the Collateral, now or hereafter in force under any applicable law, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws and rights.

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Section 5.03         No Waiver; Remedies Cumulative. No failure on the part of the Secured Party or its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise by the Secured Party or any of such Person’s agents of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein or in any other Secured Obligation Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Secured Party would otherwise have. No notice to or demand on the Grantors in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

Section 5.04         Notices. All notices, requests and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing in the manner set out in Section 10.01 of the Credit Agreement. Unless otherwise so changed in accordance with the Credit Agreement by the respective parties hereto, all notices, requests and other communications to each party hereto shall be sent to the address of such party set forth in Section 10.01 to the Credit Agreement (in the case of the Secured Party) or the following (in the case of the Grantors):

(a)          SusOils:

Sustainable Oils, Inc.

c/o Global Clean Energy Holdings, Inc.

2790 Skypark Drive, Suite 105

Torrance, CA 90505

Attention: General Counsel

(b)          SusOils Pledgor:

Global Clean Energy Holdings, Inc.

2790 Skypark Drive, Suite 105

Torrance, CA 90505

Attention: General Counsel

Section 5.05         Amendments, Etc. This Agreement may be amended, supplemented, modified or waived only by an instrument in writing duly executed by each Grantor and the Secured Party and only to the extent permitted under the Credit Agreement. Any such amendment, supplement, modification or waiver shall be binding upon the Secured Party and each Grantor. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.

Section 5.06         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that (a) no Grantors shall assign or transfer any of its rights or interests in or under this Agreement or delegate any of its obligations under this Agreement without the prior written consent of the Secured Party and the Collateral Agent and (b) the Secured Party may delegate certain of its responsibilities and powers under this Agreement as contemplated by Section 5.10 below.

Section 5.07         Survival; Reliance. The representations and warranties of the Grantors set out in this Agreement or contained in any documents delivered to the Secured pursuant to this Agreement shall be considered to have been relied upon by the Secured Party in entering into the Secured Obligation Documents and extending the credit or otherwise performing the transactions thereunder, notwithstanding any investigation on their respective parts.

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Section 5.08         Effectiveness; Continuing Nature of this Agreement. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement and the Secured Party may continue, at any time and without notice to any other Person, to extend credit and other financial accommodations and lend monies to or for the benefit of the Grantors constituting Secured Obligations in reliance hereof. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Bankruptcy. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantors (as the case may be) in any Bankruptcy.

Section 5.09         Entire Agreement. This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement.

Section 5.10         Agents, Etc. The Secured Party may employ agents, experts and attorneys-in-fact in connection herewith in accordance with the terms hereof and the Credit Agreement.

Section 5.11         Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or obligations contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.12         Counterparts; Electronic Signatures. This Agreement may be executed in two or more of counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective when executed and delivered by each Person intended to be a party hereto. Delivery of an executed counterpart to this Agreement by facsimile or scanned electronic transmission shall be as effective as delivery of a manually signed original. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Secured Party, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 5.13         Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.14         GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY DISPUTE OF CLAIMS ARISING IN CONNECTION HEREWITH SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.15         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.15.

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Section 5.16         Jurisdiction; Consent To Service Of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of such New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the applicable party at the address specified for such party in Section 5.04. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)          Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 5.17         Specific Performance. The Secured Party may demand specific performance of this Agreement. The Secured Party and each Grantor hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Secured Party.

Section 5.18         Security Interest Absolute. To the maximum extent permitted by applicable law, the rights and remedies of the Secured Party hereunder, the Liens created hereby, and the obligations of the Grantors under this Agreement are absolute, irrevocable and unconditional and will remain in full force and effect without regard to, and will not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination pursuant to Section 5.19), including:

(a)          any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, any of the Secured Obligation Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b)          any waiver of, consent to or departure from, extension, indulgence or other action or inaction under or in respect of any of the Secured Obligations, this Agreement, any other Secured Obligation Document or other instrument or agreement relating thereto, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Secured Obligations, this Agreement, any other Secured Obligation Document or any such other instrument or agreement relating thereto;

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(c)          any furnishing of any additional security for the Secured Obligations or any part thereof to the Secured Party or any other Person or any acceptance thereof by the Secured Party or any other Person or any substitution, sale, exchange, release, surrender or realization of or upon any such security by the Secured Party or any other Person or the failure to create, preserve, validate, perfect or protect any other Lien granted to, or purported to be granted to, or in favor of, the Secured Party or any other Secured Party;

(d)          any invalidity, irregularity or unenforceability of all or any part of the Secured Obligations, any other Secured Obligation Document or any other agreement or instrument relating thereto or any security therefor;

(e)          the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof;

(f)          any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Secured Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of the Grantors or may preclude the Grantors from obtaining reimbursement, contribution, indemnification or other recovery and even though the Grantors may or may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

(g)         any act or omission of the Secured Party or any other Person (other than payment of the Secured Obligations) that directly or indirectly results in or aids the discharge or release of the Grantors or any part of the Secured Obligations or any security or guarantee (including any letter of credit) for all or any part of the Secured Obligations by operation of law or otherwise;

(h)          the election by the Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the U.S. Bankruptcy Code;

(i)          any extension of credit or the grant of any Lien under Section 364 of the U.S. Bankruptcy Code;

(j)          any use of cash collateral under Section 363 of the U.S. Bankruptcy Code;

(k)         any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

(l)          the avoidance of any Lien in favor of the Secured Party for any reason;

(m)        any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Secured Obligations (or any interest on all or any part of the Secured Obligations) in or as a result of any such proceeding; or

25

(n)          any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or a guarantor, it being the intent of this Section 5.18 that the obligations of the Grantors hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

Section 5.19         Termination; Release. Upon the earlier of (x) the Discharge of Secured Obligations and (y) the date on which the principal balance of all Loans outstanding under the Credit Agreement is below (1) if prior to June 30, 2025, $300,000,000 and (2) on and after June 30, 2025, $200,000,000, and subject to Section 5.20, the Secured Party, at the sole cost and expense of the Grantors, (a) shall execute and deliver all such documentation, UCC termination statements and instruments as are necessary to release the Liens created pursuant to this Agreement and to terminate this Agreement, (b) upon written notice to the Secured Party, authorizes the Grantors to prepare and file UCC termination statements terminating all of the Financing Statements filed in connection herewith and (c) agrees, at the request of the Grantors, to furnish, execute and deliver such documents, instruments, certificates, notices or further assurances as the Grantors may reasonably request as necessary or desirable to effect such termination and release, all at the expense of the Grantors.

Section 5.20         Reinstatement. This Agreement and the Liens created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Grantors in respect of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party, whether as a result of any Bankruptcy or reorganization or otherwise, and the Grantors shall indemnify the Secured Party and its respective employees, officers and agents on demand for all reasonable and documented out-of-pocket fees, costs and expenses (including reasonable fees, costs and expenses of external counsel) incurred by the Secured Party or its employees, officers or agents in connection with such reinstatement, rescission or restoration.

Section 5.21         No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of the Secured Party.

Section 5.22         [Reserved].

Section 5.23         Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement or any other Secured Obligation Document, (a) the obligations of each Grantor under this Agreement and any other Secured Obligation Documents to which such Grantor is a party are non-recourse obligations, (b) the liability of SusOils shall be limited solely to its interests in the SusOils Collateral and the liability of SusOils Pledgor shall be limited solely to its interests in the SusOils Pledgor Collateral, (c) the Secured Party’s sole remedy and right of recovery against each Grantor is limited exclusively to the exercise and enforcement of the Lien and security interest in the Collateral set forth herein, (d) to the extent the SusOils Collateral and/or SusOils Pledgor Collateral is insufficient, the Grantors shall not be or become liable or obligated to pay any Secured Obligations or any deficiency or difference between the amounts realized by the Secured Party from the sale or other disposition of the Collateral and the outstanding balance of the Secured Obligations, and (e) the Secured Party agrees that it will not seek any judgment for a deficiency against any Grantor, except claims against the SusOils Collateral and/or SusOils Pledgor Collateral, as applicable.

Section 5.24         Schedules. Notwithstanding anything to the contrary contained in this Agreement or any other Secured Obligation Document, the Grantors shall have the right at any time and from time to time until the date that is thirty (30) days after the date of this Agreement to verify the Schedules to this Agreement and to amend, supplement or otherwise modify the Schedules to this Agreement by notice to the Secured Party (each, a “Schedule Update”). Any such Schedule Update shall be deemed to have automatically amended, supplemented or otherwise modified the Schedules to this Agreement as set forth in such Schedule Update effective as of the date of this Agreement. The Grantors shall take any actions reasonably requested by the Secured Party to perfect the Liens of the Secured Party in the Collateral to the extent required under this Agreement and in connection with such Schedule Update.

(Signature pages follow)

26

SUSTAINABLE OILS, INC.,
as SusOils

By:	/s/ Richard Palmer
Name: Richard Palmer
Title: President

GLOBAL CLEAN ENERGY HOLDINGS, INC.,
as SusOils Pledgor

By:	/s/ Richard Palmer
Name: Richard Palmer
Title: Chief Executive Officer

Signature Page to the SusOils Pledge and Security Agreement

27

BKRF OCB, LLC, as Secured Party

By:	/s/ Richard Palmer
Name: Richard Palmer
Title: President

Signature Page to the SusOils Pledge and Security Agreement

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

[To be attached]

Exhibit A to Pledge and Security Agreement

SCHEDULE I

PLEDGED EQUITY INTERESTS; PLEDGED DEBT

Pledged LLC Interest

None.

Pledged Stock

Issuer	Holder	Jurisdiction of Formation of Issuer	Type of Interest	Number of Shares	Certificate Number
Sustainable Oils, Inc.	Global Clean Energy Holdings, Inc.	Delaware	Common Stock	40,000,000	01

Pledged Partnership Interests

None.

Pledged Debt

None.

Schedule I to Pledge and Security Agreement

SCHEDULE II

INSTRUMENTS AND CHATTEL PAPER

None.

Schedule II to Pledge and Security Agreement

SCHEDULE III

COMMERCIAL TORT CLAIMS

None.

Schedule II to Pledge and Security Agreement

SCHEDULE IV

Intellectual Property

Copyrights

None

Licenses

1.          Sustainable Oils License Agreement, dated as of May 4, 2020, by and between BKRF OCB, LLC and Sustainable Oils, Inc., and as assigned by BKRF OCB, LLC to, and assumed by, Bakersfield Renewable Fuels, LLC

2.          Exclusive License Agreement, dated as of October 1, 2021, by and between Kansas State University Research Foundation, NUtech Ventures (NUtech) and Sustainable Oils Inc.

Trademarks

None

Patents

Title	Application No.	Filing Date	Patent No.	Issue Date
Camelina sativa variety 'SO-40'	12/945,420 United States	12-Nov-10	8,319,020	27-Nov-12
Camelina sativa variety 'SO-50'	12/945,438 United States	12-Nov-10	8,319,021	7-Nov-12
Camelina sativa variety 'SO-60'	12/945,455 United States	12-Nov-10	8,324,458	4-Nov-12
Isolation and Use of FAD2 and FAE1 from Camelina	13/072,122 United States	25-Mar-11	9,035,131	19-May-15
Camelina sativa variety "SO-70"	17/168,518 United States	5-Feb-21	11,483,992	1-Nov-22
Camelina sativa variety "SO-80"	17/168,532 United States	5-Feb-21	11,490,580	8-Nov-22
Camelina sativa variety "SO-90"	17/168,543 United States	5-Feb-21	11,470,796	18-Oct-22
Isolation and Use of FAD2 and FAE1 from Camelina	2831271 Canada	25-Mar-11	2831271	28-Dec-2021
Camelina sativa variety "SO-100"	17/168,561 United States	5-Feb-21	11,632,923	25-Apr-2023
Camelina sativa variety "SO-110"	17/168,568 United States	5-Feb-21	11,632,924	25-Apr-2023
Camelina sativa variety "SO-120"	17/168,578 United States	5-Feb-21	11,632,925	25-Apr-2023
Improved Camelina Plants and Plant Oil, and Uses Thereof*	17/770,466 United States	20-Apr-22	N/A	N/A
Isolation and Use of FAD2 and FAE1 from Camelina	3129294 Canada	25-Mar-11	N/A	N/A
Improved Camelina Plants and Plant Oil, and Uses Thereof*	Paraguay	8-Oct-21	N/A	N/A

* Exclusively licensed to Sustainable Oils, Inc., from Kansas State University Research Foundation and Nutech Ventures (NUtech).

Plant Variety Protection Certificate Applications to USDA

Application No.	Title	Application Date
202100193	SO-70	28-Jan-21
202100194	SO-80	28-Jan-21
202100195	SO-90	28-Jan-21
202100196	SO-100	28-Jan-21
202100197	SO-110	28-Jan-21
202100198	SO-120	28-Jan-21